                            EQUISTAR CHEMICALS, LP
                         EQUISTAR FUNDING CORPORATION

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

     8 1/2% NOTES DUE 2004                          8 3/4% NOTES DUE 2009
   IN EXCHANGE FOR REGISTERED                     IN EXCHANGE FOR REGISTERED
     8 1/2% NOTES DUE 2004                          8 3/4% NOTES DUE 2009

--------------------------------------------------------------------------------
Each exchange offer will expire at 5:00 p.m., New York City time, on _________ ___, 1999, unless extended (the "Expiration Date"). Outstanding notes tendered in an exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date for that exchange offer.
--------------------------------------------------------------------------------

To Our Clients:

     We are enclosing with this letter a prospectus dated ______________ _________, 1999 of Equistar Chemicals, LP and Equistar Funding Corporation (the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers' offers to exchange their 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "Outstanding Notes"), respectively, which offers consist of separate, independent offers to exchange the New Notes of each series for Outstanding Notes of that series (each an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offers").

     No Exchange Offer for Outstanding Notes of a series is conditioned upon any minimum aggregate principal amount of Outstanding Notes of that series being tendered for exchanges or upon the consummation of any other Exchange Offer.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the Exchange Offers. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Under the letter of transmittal, each holder of Outstanding Notes will represent to the Issuers that

     (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes,

     (ii) that person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act and

     (iii) that person is not an "affiliate," as defined in Rule 405 under the Securities Act, of either of the Issuers or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In addition, each holder of Outstanding Notes will represent to the Issuers that

     (i) if that person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and

     (ii) if that person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                          Very truly yours,

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE APPLICABLE EXPIRATION DATE.


                                INSTRUCTION TO
                           DTC TRANSFER PARTICIPANT

To Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt and review of the prospectus dated ______ ___, 1999 of Equistar Chemicals, LP and Equistar Funding Corporation (the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers's offers to exchange their 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "Outstanding Notes"), respectively, which offers consists of separate, independent offers to exchange the New Notes of each series for Outstanding Notes of that series (each, an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offers").

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offers for the Outstanding Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Outstanding Notes of each series held by you for the account of the undersigned is (fill in amount):

     -------------------------------------------------------------------
        Title of Series                   Principal Amount
     -------------------------------------------------------------------
     8 1/2% Notes due 2004
     -------------------------------------------------------------------
     8 3/4% Notes due 2009
     -------------------------------------------------------------------

     WITH RESPECT TO THE EXCHANGE OFFERS, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[_] TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[_] TO TENDER THE FOLLOWING AMOUNT OF OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

     -------------------------------------------------------------------
        Title of Series                   Principal Amount Tendered
     -------------------------------------------------------------------
     8 1/2% Notes due 2004
     -------------------------------------------------------------------
     8 3/4% Notes due 2009

[_] NOT TO TENDER ANY OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Outstanding Notes of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that

     (i) any New Notes received are being acquired in the ordinary course of business of the undersigned;

     (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

     (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of either of the Issuers or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and

     (v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):
                            --------------------------------------------------
Signature(s):
             -----------------------------------------------------------------

Name(s) (please print):
                       -------------------------------------------------------
Address:
        ----------------------------------------------------------------------

Telephone Number:
                 -------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ----------------------------

Date:
     -------------------------------------------------------------------------